Exhibit 10.1

AMENDMENT TO CREDIT AGREEMENT

This AMENDMENT TO CREDIT AGREEMENT (“Agreement”) is made as of the 10th day of May, 2013, by and between THE BANK OF NOVA SCOTIA (the “Agent”), as agent, each of the financial institutions party hereto (the “Lenders”) and PHH VEHICLE MANAGEMENT SERVICES INC. (the “Borrower”).

WHEREAS the Agent, Lenders and Borrower are parties to a Credit Agreement dated as of September 25, 2012 (the “Credit Agreement”).

AND WHEREAS the parties wish to amend the Credit Agreement as set out herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                    Definitions.  Unless the context shall otherwise require, capitalized terms used and not defined herein (including the preamble and recitals above) shall have the meanings ascribed thereto in the Credit Agreement.

2.                                    Amendment. The Credit Agreement is amended as follows:

(a)                               The definition of “L/C” is amended by adding the following at the end of such definition: “; for greater certainty, except for the Existing L/Cs, a letter of credit issued by the Issuing Bank at the request of the Borrower shall not be an “L/C” or “Letter of Credit” unless the Borrower has requested such letter of credit in accordance with Section 6.4 hereof.”

(b)                              The definition of “Permitted Debt” is amended as follows:

(i)                                  to delete “and” at the end of (j);

(ii)                              to delete the period at the end of (k) and replace it with a semi-colon, and to add “and” at the end of (k); and

(iii)                          add after (k), the following:

(l) Debt in respect of letters of credit (other than Letters of Credit) in an aggregate principal amount not exceeding $7,000,000 at any time outstanding, either unsecured or secured only by the Permitted Encumbrances referenced in clause (r) of the definition of “Permitted Encumbrances”.

(c)                               The definition of “Permitted Encumbrance” is amended as follows:

(i)                                                          to delete the period at the end of (q) and replace it with a semi-colon; and

(ii)                                                      add after (q), the following:

AMENDMENT TO CREDIT AGREEMENT

(r) Encumbrances in the form of cash collateral securing letters of credit (other than Letters of Credit) issued by any Lender not to exceed $7,000,000 (the parties hereto agreeing and confirming that, notwithstanding anything else contained herein, any such cash collateral is not subject to and does not form part of the Security, but is available solely to the Lender issuing such letter of credit as security therefor.

(d)                             Section 5.2(e) of the Credit Agreement is deleted in its entirety and replaced as follows:

(e) the Agent has received, at the time the notice of advance is received pursuant to Section 6.4, a Borrowing Base Certificate current as of the date of the requested Advance and signed on behalf of the Borrower by the chief executive officer, chief financial officer or treasurer of the Borrower, which demonstrates that aggregate Advances (excluding Letters of Credit) outstanding after giving effect to the requested Advance will not exceed the Borrowing Base.

(e)                               Section 8.2(1)(a) of the Credit Agreement is deleted in its entirety and replaced as follows:

(a) The Borrower shall, as soon as practicable and in any event within 60 days of the end of each of its fiscal quarters, cause to be prepared and delivered to the Agent (with sufficient copies for each of the Lenders), its interim unaudited consolidated financial statements as at the end of such quarter together with a brief summary of results.

(f)                                Section 8.2(1)(b) of the Credit Agreement is deleted in its entirety and replaced as follows:

(b) The Borrower shall, as soon as practicable and in any event within 100 days after the end of each of its fiscal years, prepare and deliver to the Agent (with sufficient copies for each of the Lenders) its consolidated annual financial statements together with the notes thereto and a brief summary of results, which shall be audited by an internationally recognized accounting firm.

(g)                              Section 8.2(1)(e) of the Credit Agreement is amended by replacing the phrase “management discussion and analysis” with the phrase “a brief summary of results”.

3.                                    Representations and Warranties.  To induce the Agent and the Lenders to enter into this Agreement, the Borrower represents and warrants as specified below:

(a)                               that all representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete on and as of the date hereof, other than representations and warranties that relate solely to an earlier date, in which case, such representations and warranties shall be true and correct as of such earlier date;

AMENDMENT TO CREDIT AGREEMENT

(b)                              the entering into and performance by it of this Agreement (i) have been duly authorized by all necessary corporate action on its part, and (ii) do not and will not violate its Constating Documents, any Applicable Law, any Permit or any Contract to which it is a party;

(c)                               this Agreement constitutes a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, subject to the availability of equitable remedies and the effect of bankruptcy, insolvency and similar laws affecting the rights of creditors generally; and

(d)                             no Event of Default or Pending Event of Default has occurred and is continuing on the date hereof.

Each representation and warranty made in this Agreement shall survive the execution and delivery of this Agreement.

4.                                    General.

(a)                               No Waiver.  Nothing contained in this Agreement shall be construed or interpreted or is intended as a waiver of any rights, powers, privileges or remedies that the Agent or the Lenders have or may have under the Credit Agreement and the other Loan Documents.

(b)                              Effect of Amendments.  All terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect unless, and only to the extent, otherwise specifically amended pursuant to the terms of this Agreement. Without limiting the foregoing, the Borrower hereby affirms that all security granted by it to the Agent remain in full force and effect, unamended.

(c)                               Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered (including by facsimile transmission or “PDF”) shall be an original, but all such counterparts shall together constitute but one and the same instrument. The delivery of a facsimile or pdf copy of an executed counterpart of this Agreement shall be deemed to be valid execution and delivery of this Agreement, but the party delivering a facsimile or pdf copy shall deliver an original copy of this Agreement as soon as possible after delivering the facsimile or pdf copy.

(d)                             Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(e)                               Further Assurances.  At the request of the Agent, the Borrower shall do all such further acts and execute and deliver all such further documents as may, in the reasonable opinion of the Agent, be necessary or desirable in order to fully perform and carry out the purpose and intent of this Agreement.

AMENDMENT TO CREDIT AGREEMENT

(f)                                Law.  This Agreement shall be a contract made under and governed by the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario.

(g)                              Successors.  This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns, and shall enure to the benefit of the parties hereto and their successors and permitted assigns.  The Borrower shall not assign its rights or duties hereunder.

(h)                              Expenses.  Without limiting its obligations set out in the Credit Agreement and the other Loan Documents, the Borrower shall pay the fees and expenses incurred by the Agent and Lenders (including, without limitation, all legal fees and expenses) in connection with this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

AMENDMENT TO CREDIT AGREEMENT

-S1-

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Credit Agreement as of the date set out on the first page hereof.

PHH VEHICLE MANAGEMENT SERVICES INC./PHH SERVICES DE GESTION DE VEHICULES INC.

Per:	/s/ Richard J. Bradfield
Name: Richard J. Bradfield
Title: Senior Vice President and Treasurer

AMENDMENT TO CREDIT AGREEMENT

-S2-

THE BANK OF NOVA SCOTIA, as Agent

Per:	/s/ Alastair Borthwick
Name: Alastair Borthwick
Title: Managing Director

Per:	/s/ Clement Yu
Name: Clement Yu
Title: Associate Director

AMENDMENT TO CREDIT AGREEMENT

-S3-

THE BANK OF NOVA SCOTIA, as Lender

Per:	/s/ David Mahmood
Name: David Mahmood
Title: Managing Director

AMENDMENT TO CREDIT AGREEMENT

-S4-

CANADIAN IMPERIAL BANK OF COMMERCE

Per:	/s/ Jonathan Allenger
Name: Jonathan Allenger
Title: Director

Per:	/s/ Raj Khanna
Name: Raj Khanna
Title: Executive Director

AMENDMENT TO CREDIT AGREEMENT

-S6-

M&T BANK

Per:	/s/ Catharine Ackerson
Name: Catharine Ackerson
Title: Vice President Commercial Banking

AMENDMENT TO CREDIT AGREEMENT

-S6-

ROYAL BANK OF CANADA

Per:	/s/ Tim Stephens
Name: Tim Stephens
Title: Authorized Signatory

AMENDMENT TO CREDIT AGREEMENT

-S7-

CONSENT

As guarantor, the undersigned hereby consents to the preceding amendment to the Credit Agreement and confirms that the PHH Guaranty remains in full force and effect and that the Guaranteed Obligations as defined in the PHH Guaranty include all present and future debts, liabilities and obligations of the Borrower under or in connection with the Credit Agreement as amended by this Amendment.

PHH CORPORATION

/s/ Richard J. Bradfield
Name: Richard J. Bradfield
Title: Senior Vice President and Treasurer

AMENDMENT TO CREDIT AGREEMENT